Exhibit 99.(n)

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2024, with respect to the financial statements and financial highlights of Eagle Point Defensive Income Fund NJ LP, included herein and to the reference to our firm under the heading “Senior Securities” in the prospectus, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

June 25, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 26, 2024, with respect to the financial statements, financial highlights, and accompanying supplemental information of Eagle Point Defensive Income Trust, incorporated herein by reference and to the reference to our firm under the heading “Senior Securities” in the prospectus, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

June 25, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.